Exhibit 10.9

$100,000

Three Rivers, Michigan
May 31, 2012

UAN POWER CORP.

TERM PROMISSORY NOTE

On or before May 31, 2017 (the “Maturity Date”) UAN Power Corp., a Delaware corporation (the “Company”), for value received, promises to pay to the order of Wen-Cheng Huang or his/her transferees, successors and assigns (the “Holder”), the principal sum of One Hundred Thousand Dollars ($100,000) on the terms set forth below, together with interest thereon at the rate and on the terms set forth below.

The following is a statement of the rights and obligations of the Holder and the Company under this Note, and the conditions to which this Note is subject, to which the Company, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1. Terms of Note. This Note may be prepaid in whole or in part, at the option of the Company, at any time prior to the Maturity Date without penalty, but with interest accrued thereon to the date of prepayment.

This Note shall bear interest on the outstanding principal amount hereof until paid in full at the rate of 4.00% per annum, non-compounding. Interest shall accrue until the repayment of the outstanding principal sum hereunder in accordance with this Note. Upon payment in full of the principal amount of this Note, all accrued but unpaid interest hereon shall be payable. Interest will be computed on the basis of a year of 360 days for the number of days actually elapsed.

If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, the maturity thereof shall be extended to the next succeeding business day.

The entire principal balance of this Note, plus any accrued and unpaid interest and any other sums due and payable hereunder shall become automatically and immediately due and payable, notwithstanding anything to the contrary in this Note, without notice or demand upon the occurrence of any of the following events: (i) the liquidation, termination or dissolution of the Company or its ceasing to carry on actively its business or the appointment of a receiver for its property; (ii) the making of an assignment for the benefit of creditors by the Company; (iii) the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Company, and, if so instituted against the Company, its onset thereto or the pendency thereof for 90 days; or (iv) a default or an event of default shall occur under any other instrument of indebtedness of the Company with a principal amount in excess of $50,000 such that the holder of such indebtedness shall be entitled to accelerate the maturity thereof; (v) the stockholders or the board of directors of the Company shall authorize, or the Company shall enter into a contract contemplating, a sale of all or any substantial part of the assets of the Company, other than sales of inventory in the ordinary course of business. If any of the foregoing shall occur, the Company shall give prompt notice thereof to the Holder in writing.

2. Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, only with the written consent of the Company and the Holder.

3. Miscellaneous.

3.1 The Company, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Company fails to comply with any of the provisions of this Note, the Company will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder of this Note in collecting upon this Note or otherwise enforcing any of the Holder’s rights hereunder.

3.2 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

3.3 This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws and shall take effect as a sealed instrument.

3.4 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name and executed as a sealed instrument on the date first set forth above.

UAN POWER CORP.

By: /s/ Parsh Patel

Name: Parsh Patel

Title: President & Chief Executive Officer